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EXHIBIT A

                       AGREEMENT REGARDING JOINT FILING
                       --------------------------------


     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the Class A Senior Preferred Shares of New Valley Corporation

     Dated:  March 20, 1998


CANPARTNERS INCORPORATED,                   CANYON CAPITAL MANAGEMENT, L.P.
a California corporation                    a California limited partnership

                                            By:  Canpartners Incorporated,
By:/s/ Joshua S. Friedman                        a California corporation,
----------------------------------               its general partner
Name:  Joshua S. Friedman
Title: Vice President
                                            By:  /s/ Joshua S. Friedman
                                                 -------------------------------
                                                 Name:  Joshua S. Friedman
MITCHELL R. JULIS                                Title:  Vice-President


/s/ Mitchell R. Julis                       JOSHUA S. FRIEDMAN
----------------------------------
Mitchell R. Julis
                                            /s/ Joshua S. Friedman
                                            ------------------------------------
R. CHRISTIAN B. EVENSEN                     Joshua S. Friedman


/s/ R. Christian B. Evensen
----------------------------------
R. Christian B. Evensen